Exhibit 99.1

Contact:

Nadine Padilla

VP, Corporate & Investor Relations

858-805-2820

npadilla@biosite.com

October 26, 2006

BIOSITE® INCORPORATED ANNOUNCES RESULTS FOR

THE THIRD QUARTER OF 2006

Company Enters Into $100 Million Accelerated Stock Repurchase Agreement

SAN DIEGO — Biosite® Incorporated (Nasdaq:BSTE) today reported financial results for the third quarter of 2006 and discussed preliminary guidance for the fourth quarter of 2006 and preliminary revenue guidance for 2007. The Company also provided an overview of several potential new products for which clinical trials are planned in 2007. In addition, Biosite has entered into an accelerated stock repurchase agreement to buy back $100 million of its common stock.

Key Financial Results

•                  Revenues for the third quarter of 2006 totaled $74.6 million, a 7 percent increase from $69.7 million in the comparable period of 2005. Year over year, BNP sales increased 4 percent, while sales of Biosite’s other cardiovascular products increased 33 percent. Combined revenue from physician office laboratories and international markets grew 22 percent year over year.

•                  For the third quarter of 2006, GAAP diluted earnings per share was $0.49 and Non-GAAP diluted earnings per share was $0.74. By comparison, in the third quarter of 2005 the Company’s diluted earnings per share was $0.68.

Non-GAAP results exclude the impact of FAS 123R, Share-Based Payment, which relates to the expensing of non-cash stock-based compensation, such as stock options. The Company adopted FAS 123R as of January 1, 2006 on a modified prospective basis. See the tables included at the end of this release for a reconciliation of Non-GAAP financial results to GAAP financial results. See also, “About Non-GAAP Financial Measures” below.

•                  GAAP operating income for the third quarter of 2006 was $14.3 million. Non-GAAP operating income for the third quarter of 2006 was $20.6 million. In the comparable period of 2005, operating income was $19.6 million.

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BIOSITE ANNOUNCES Q3 2006 RESULTS	-2-2-2-

•                  Cash generated from operations was $66.8 million in the first nine months of 2006 and   $29.2 million in the third quarter of 2006, which was a 39 percent increase over the third quarter of 2005.

Following are financial highlights pertaining to revenues and cash flow for the three and nine months ended September 30, 2006 and 2005:

($ in 000’s)

	Three months ended			Nine months ended
	9/30/06	9/30/05	Change	9/30/06	9/30/05	Change
Triage® BNP Test sales	$45,531	$43,892	4%	$148,773	$142,721	4%
Other cardiovascular product sales	14,279	10,753	33%	39,651	27,961	42%
Other product sales	13,301	14,243	(7%)	39,216	40,600	(3%)
Total product sales	73,111	68,888	6%	227,640	211,282	8%
Total revenues	74,642	69,668	7%	231,741	215,278	8%

Cash flow from operations	$29,219	$20,947	39%	$66,809	$79,341	(16%)
Cash used for stock repurchases	—	—		30,000	—

	9/30/06	12/31/05	Change
Cash and marketable securities balance	$159,078	$132,412	20%

“In the third quarter we experienced a slow down in BNP test utilization among our U.S. hospital customers that was lower than our expectations, but appears to be consistent with quarterly fluctuations we have seen in prior years,” said Kim Blickenstaff, Biosite’s chairman and chief executive officer. “While near term growth prospects in the BNP testing market have declined due to high penetration levels, our latest annual survey of more than 3,000 U.S. hospitals and other recent market surveys lead us to believe we are maintaining our strong franchise. This will be important to our future efforts to launch new products.

“In terms of our prospects for 2007, we expect our other cardiovascular products, U.S. physician office and international markets to be key sources of sales growth next year. However, currently these revenue bases are relatively small so they may have only a limited impact on overall growth in 2007. We continue to believe that the key to restoring our growth rates lies with new products, and therefore we will focus on advancing the most important opportunities in 2007.”

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BIOSITE ANNOUNCES Q3 2006 RESULTS	-3-3-3-

Financial Guidance Update

Commenting on expectations for 2006, Biosite management decreased its 2006 total revenue target to $308 million from $316 million. The Company has also updated its Non-GAAP diluted earnings per share target from $3.30 to $3.19. Biosite’s GAAP diluted earnings per share target is $2.18. For 2007, Biosite management said its total revenue target is $326 million, a 6 percent increase over 2006.

“Biosite has reached an important stage in its evolution. Our core business remains stable, and we are generating substantial levels of cash, though growth has temporarily slowed while we work toward the commercialization of new products,” said Blickenstaff. “We believe that returning value to stockholders through a stock repurchase program that is accretive to earnings per share, along with funding key product development initiatives that will fuel long term growth are good uses of our cash at this time.”

See the Biosite Incorporated Guidance Data table included at the end of this release for additional details regarding the Company’s financial guidance data, a reconciliation of Non-GAAP financial guidance to GAAP financial guidance and a description of certain factors that could affect the Company’s actual financial results. See also, “About Non-GAAP Financial Measures” below.

Stock Repurchase Program

Biosite today announced that its board of directors approved an increase in the Company’s stock repurchase program, raising the amount of stock that the Company is authorized to repurchase over the next 12 months to $100 million from $50 million. In connection with this stock repurchase program, the Company has entered into a privately negotiated transaction with Goldman, Sachs & Co. to repurchase $100 million of its common stock. Based on Biosite’s closing stock price on October 25, 2006, the $100 million share repurchase authorization represents approximately 12 percent of the Company’s total market capitalization.

Biosite will immediately pay Goldman Sachs $100 million and will receive a substantial majority of the shares to be delivered under the agreement within approximately five weeks. The agreement includes collar provisions that establish the minimum and maximum numbers of shares to be repurchased. The specific number of shares to be repurchased is generally based on the volume-weighted average share price of the Company’s common shares during the six- to nine-month term of the accelerated repurchase agreement, subject to collar limits. All of the repurchased shares will be retired.

The board of directors may authorize additional amounts for the stock repurchase program depending on prevailing market conditions, available cash resources and other factors. Future repurchases of stock may be made in the open market, in privately negotiated transactions, or through the use of derivative securities or arrangements.

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BIOSITE ANNOUNCES Q3 2006 RESULTS	-4-4-4-

“We are increasingly excited by the number of highly innovative products in our research and development pipeline, which resulted from our Biosite Discovery and licensing activities over the past several years,” said Blickenstaff. “These represent significant advances in diagnostic medicine for a variety of critical disease states and underscore the value of our commitment to research.

“In assessing this potential for our business and pipeline, we believe Biosite shares are substantially undervalued and represent a very attractive investment at current price levels. Our announced share repurchase program is a tangible demonstration of our confidence in our future potential. We are pleased that our strong balance sheet and history of free cash flow, which reflect the success of our business model, allow us to make this commitment at this time.”

Research and Development

In the area of research and development, Biosite reported that it has continued to advance activities related to its top priority product initiatives: the Triage Sepsis Panel, intended to aid in the diagnosis of sepsis, a test to aid in the diagnosis of acute kidney injury, and next generation products based on theTriage Cardio Profiler® Panel, a product currently used to aid in the evaluation of chest pain patients. Clinical trials intended to support regulatory submissions for these products are expected to commence in 2007.

Also in the third quarter of 2006, Biosite continued development of a protocol for a clinical trial aimed at supporting submission of a filing seeking regulatory approval to market the Triage Stroke Panel in the United States. Other activities included site selection activities and preparations for a pilot study that is expected to take place in 2007.

“With more than 3,000 hospital customers, we have built an impressive installed base of business in the United States and have a pipeline of promising products,” said Ken Buechler, Biosite’s president and chief scientific officer. “We believe our product pipeline has the potential to deliver significant growth in the future, but to make it happen we must focus our resources on a few key opportunities. We will maintain our development activities on a variety of other programs, but will not raise their priority until we execute on our top priority product initiatives.”

About Biosite® Incorporated

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis. The Company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions. Biosite’s Triage® rapid diagnostics are used in more than 50 percent of U.S. hospitals and in more than 60 international markets. Information on Biosite can be found at www.biosite.com.

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BIOSITE ANNOUNCES Q3 2006 RESULTS	-5-5-5-

Investor Conference Call

Biosite will host an investor conference call to discuss financial results and research and development progress. The call will take place today, October 26, 2006, at 1:30 p.m. PDT. A live webcast of the call can be accessed via the Internet at www.biosite.com. The phone number for U.S. callers is (866) 362-4831 and international callers is (617) 597-5347. The conference call code for the live call is 70356502. The call will be archived on the Biosite website for at least 21 days. The phone replay number is (888) 286-8010. International callers, please dial (617) 801-6888. Please reference the conference call code 34186056.

About Non-GAAP Financial Measures

This press release contains financial results and guidance that excludes the effects of FAS 123R, Share-Based Payment, which relates to stock-based compensation, and is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that this Non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses this Non-GAAP measure when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This Non-GAAP measure should not be viewed in isolation from or as a substitute for the Company’s financial results or guidance in accordance with GAAP. Assumptions regarding the valuation of stock-based compensation and the timing of events, such as the issuance of new stock-based compensation awards and the realization of tax benefits, may differ from actual results. For more information, please see the guidance table included at the end of this release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Examples of forward-looking statements are financial targets and growth objectives and also include but are not limited to statements that are preceded by, followed by, or that include the words “will”; “believes”; “should”; “intend”; “anticipates”; “plans”; “expects”; “estimates”; or similar statements. Forward-looking statements in this press release include statements regarding the Company’s expected financial performance for the 2006 and 2007 fiscal years, such as anticipated revenues and earnings per share, the Company’s ability to maintain market share for BNP testing, the Company’s plans to complete the development of the Triage Sepsis Panel, an acute kidney injury test and next generation Triage Cardio Profiler products, and commence related clinical trials for these potential products and the Triage Stroke Panel when expected, as well as the Company’s ability to launch new products when anticipated. Risks and uncertainties include risks associated with Biosite’s ability to commence and complete clinical trials as currently planned; Biosite’s ability to adequately respond to the U.S. Food & Drug Administration’s questions regarding the pending 510(k) filing for MPO; Biosite’s ability to complete the development of a satisfactory Protein C test; Biosite’s ability to obtain regulatory approvals and

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BIOSITE ANNOUNCES Q3 2006 RESULTS	-6-6-6-

complete other pre-market activities needed to launch new products as currently planned, including the MPO test, a sepsis panel, a panel for acute kidney injury and a Protein C test; Biosite’s ability to effectively promote and market acceptance of any new products; the continued growth of the BNP market generally, including the physician office market; the Company’s ability to effectively expand sales activities outside the United States; and other risks associated with changing market conditions and the effect of competition from companies with greater capital and resources, including the impact on market pricing for BNP testing generally. Other risks that should be considered are detailed in the Company’s most recent Annual Report on Forms 10-K and 10-Q and other SEC filings. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Copies of the Company’s SEC filings are available from the Investor Relations department or from the Company’s website.

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Biosite®, Cardio Profiler®, Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated.

Biosite Incorporated
Unaudited Statements of Income Data — GAAP
(in thousands, except per share data and margins)

	Three months ended			Nine months ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

Total revenues:
Product sales	$73,111	$68,888	6%	$227,640	$211,282	8%
Contract revenue	1,531	780	96%	4,101	3,996	3%
Total revenues	74,642	69,668	7%	231,741	215,278	8%

Gross margin on product sales	68%	70%		69%	70%

Operating expenses:
Cost of product sales	23,694	20,900	13%	70,236	64,155	9%
Selling, general and administrative	24,107	17,858	35%	72,909	54,930	33%
Research and development	12,512	10,549	19%	39,354	31,509	25%
License and patent disputes	—	788	(100)%	3,142	1,340	134%
Total operating expenses	60,313	50,095	20%	185,641	151,934	22%

Operating income	14,329	19,573	(27)%	46,100	63,344	(27)%

Operating income as % of total revenue	19%	28%		20%	29%

Interest and other income, net	1,312	1,095	20%	3,554	1,669	113%

Income before provision for income taxes	15,641	20,668	(24)%	49,654	65,013	(24)%

Provision for income taxes	(6,600)	(8,099)	(19)%	(20,134)	(24,680)	(18)%

Net income	$9,041	$12,569	(28)%	$29,520	$40,333	(27)%

Diluted earnings per share	$0.49	$0.68	(28)%	$1.60	$2.19	(27)%

Diluted shares used in calculating per share amounts	18,282	18,596		18,395	18,394

Share-based compensation expense for stock options and the employee stock purchase plan recorded in accordance with FAS 123R for continuing operations:

Cost of product sales	$867	$—	$1,870	—
Selling, general and administrative	3,674	—	11,523	—
Research and development	1,702	—	5,299	—
Subtotal	$6,243	$—	$18,692	—
Tax benefit	(1,866)	—	(5,283)	—
Total	$4,377	$—	$13,409	—

Biosite Incorporated
Unaudited Statements of Income Data — Non-GAAP
(in thousands, except per share data and margins)

NOTE: Non-GAAP results exclude the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation

	Three months ended			Nine months ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

Total revenues:
Product sales	$73,111	$68,888	6%	$227,640	$211,282	8%
Contract revenue	1,531	780	96%	4,101	3,996	3%
Total revenues	74,642	69,668	7%	231,741	215,278	8%

Gross margin on product sales	69%	70%		70%	70%

Operating expenses:
Cost of product sales	22,827	20,900	9%	68,366	64,155	7%
Selling, general and administrative	20,433	17,858	14%	61,386	54,930	12%
Research and development	10,810	10,549	2%	34,055	31,509	8%
License and patent disputes	—	788	(100)%	3,142	1,340	134%
Total operating expenses	54,070	50,095	8%	166,949	151,934	10%

Operating income	20,572	19,573	5%	64,792	63,344	2%

Operating income as % of total revenue	28%	28%		28%	29%

Interest and other income, net	1,312	1,095	20%	3,554	1,669	113%

Income before provision for income taxes	21,884	20,668	6%	68,346	65,013	5%

Provision for income taxes	(8,466)	(8,099)	5%	(25,417)	(24,680)	3%

Net income	$13,418	$12,569	7%	$42,929	$40,333	6%

Diluted earnings per share	$0.74	$0.68	9%	$2.36	$2.19	8%

Diluted shares used in calculating per share amounts	18,017	18,596		18,154	18,394

Biosite Incorporated
Unaudited Reconciliation of Consolidated Statements of Income Data — Non-GAAP to
Consolidated Statements of Income Data — GAAP
(in thousands, except per share data and margins)

	Three months ended				Three months ended
	September 30, 2006				September 30, 2005
	Non-GAAP	Adjmts		GAAP	Non-GAAP	Adjmts	GAAP

Total revenues:
Product sales	$73,111	$—		$73,111	$68,888	$—	$68,888
Contract revenue	1,531	—		1,531	780	—	780
Total revenues	74,642	—		74,642	69,668	—	69,668

Gross margin on product sales	69%	(1)%		68%	70%	0%	70%

Operating expenses:
Cost of product sales	22,827	867	[a]	23,694	20,900	—	20,900
Selling, general and administrative	20,433	3,674	[a]	24,107	17,858	—	17,858
Research and development	10,810	1,702	[a]	12,512	10,549	—	10,549
License and patent disputes	—	—		—	788	—	788
Total operating expenses	54,070	6,243		60,313	50,095	—	50,095

Operating income	20,572	(6,243)		14,329	19,573	—	19,573

Operating income as % of total revenue	28%	(9)%		19%	28%	0%	28%

Interest and other income, net	1,312	—		1,312	1,095	—	1,095

Income before provision for income taxes	21,884	(6,243)		15,641	20,668	—	20,668

Provision for income taxes	(8,466)	1,866	[a]	(6,600)	(8,099)	—	(8,099)

Net income	$13,418	$(4,377)		$9,041	$12,569	$—	$12,569

Diluted earnings per share	$0.74	$(0.25)		$0.49	$0.68	$—	$0.68

Diluted shares used in calculating per share amounts	18,017	265		18,282	18,596	—	18,596

[a] - Adjustments to exclude from Non-GAAP financial measures the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated
Unaudited Reconciliation of Consolidated Statements of Income Data — Non-GAAP to
Consolidated Statements of Income Data — GAAP
(in thousands, except per share data and margins)

	Nine months ended				Nine months ended
	September 30, 2006				September 30, 2005
	Non-GAAP	Adjmts		GAAP	Non-GAAP	Adjmts	GAAP

Total revenues:
Product sales	$227,640	$—		$227,640	$211,282	$—	$211,282
Contract revenue	4,101	—		4,101	3,996	—	3,996
Total revenues	231,741	—		231,741	215,278	—	215,278

Gross margin on product sales	70%	(1)%		69%	70%	0%	70%

Operating expenses:
Cost of product sales	68,366	1,870	[a]	70,236	64,155	—	64,155
Selling, general and administrative	61,386	11,523	[a]	72,909	54,930	—	54,930
Research and development	34,055	5,299	[a]	39,354	31,509	—	31,509
License and patent disputes	3,142	—		3,142	1,340	—	1,340
Total operating expenses	166,949	18,692		185,641	151,934	—	151,934

Operating income	64,792	(18,692)		46,100	63,344	—	63,344

Operating income as% of total revenue	28%	(8)%		20%	29%	0%	29%

Interest and other income, net	3,554	—		3,554	1,669	—	1,669

Income before provision for income taxes	68,346	(18,692)		49,654	65,013	—	65,013

Provision for income taxes	(25,417)	5,283	[a]	(20,134)	(24,680)	—	(24,680)

Net income	$42,929	$(13,409)		$29,520	$40,333	$—	$40,333

Diluted earnings per share	$2.36	$(0.76)		$1.60	$2.19	$—	$2.19

Diluted shares used in calculating per share amounts	18,154	241		18,395	18,394	—	18,394

[a] - Adjustments to exclude from Non-GAAP financial measures the impact of FAS 123R, which relates to the expensing  of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated
Selected Product Data
(in thousands, except margins and %’s)

Sales by Product:	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006
Triage® Drugs of Abuse Products	$10,283	$11,341	$12,408	$11,018	$11,547	$10,464	$11,444
Triage Cardiac Panel	5,985	6,439	7,142	6,629	6,616	7,188	6,902
Triage BNP Tests	49,771	49,058	43,892	46,893	52,564	50,678	45,531
Triage Profiler Products	1,946	2,226	2,852	3,465	4,036	4,598	5,735
Triage D-Dimer Test	131	481	757	1,489	1,417	1,450	1,616
Triage Parasite Panel	255	283	355	269	286	337	377
Triage C. difficile Panel	1,349	1,377	942	988	1,029	1,088	1,022
Triage Meters	776	693	538	724	625	539	458
Triage Stroke Panel (EU)	—	—	2	15	37	30	26
Total Product Sales	$70,496	$71,898	$68,888	$71,490	$78,157	$76,372	$73,111

International Sales:	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006
International Sales as % of Product Sales	13%	12%	12%	13%	14%	15%	14%
BNP International Sales as % of BNP Total Sales	10%	9%	9%	10%	11%	11%	10%

Margin by Product Type (a), (b):	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006
Triage Drugs of Abuse Product Line	82%	78%	82%	81%	79%	77%	73%
Triage Cardiovascular Product Line (incl. BNP)	72%	69%	69%	70%	71%	70%	68%

(a) These margins do not include all products. The Triage Meters, Triage Micro Product Line and Triage Stroke Panel are not included.

(b) Includes the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated
Unaudited Balance Sheet Data — GAAP
(in thousands)

	September 30, 2006	December 31, 2005
	Unaudited
Assets
Cash, cash equivalents & marketable securities	$159,078	$132,412
Accounts receivable	30,997	30,303
Inventories	31,871	32,627
Other current assets	8,908	9,422
Total current assets	230,854	204,764

Property, equipment and leasehold improvements, net	158,218	151,018
Patents and license rights, net	9,828	4,764
Other assets	12,958	7,380
Total assets	$411,858	$367,926

Liabilities and Stockholders’ Equity
Current liabilities	$50,902	$39,104
Long-term liabilities	9,152	13,457
Stockholders’ equity	351,804	315,365
Total liabilities and stockholders’ equity	$411,858	$367,926

Biosite Incorporated
Guidance Data
(in thousands, except per share data, margins and %’s)

The financial guidance provided below is an estimate based on information available as of October 26, 2006. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below.  Some of the factors that could affect the Company’s actual financial results are stated above in the section entitled “Forward Looking Statements” and in the Company’s filings with the SEC.  The Company assumes no obligation to update the guidance set forth below.

	Three months ended December 31, 2006
	Non-GAAP Estimate	Adjustments (a)		GAAP Estimate

Triage® BNP product sales	$48,000	—		$48,000
Total product sales	$75,500	—		$75,500

Total revenues	$76,500	—		$76,500

International product sales % of Total product sales	16.0%	—		16.0%

Gross margin on product sales	69.5%	(1.0	)%(b)	68.5%

Operating expenses (excl. Cost of sales) % of Revenue	40.0%	7.0	% (b)	47.0%

Operating income as % of total revenues	29.5%	(8.0	)%(b)	21.5%

Diluted earnings per share	$0.83	$(0.25	) (b)	$0.58

Income tax rate	38.5%	3.0	% (b)	41.5%

Cash flow from operations	$15,000	—		$15,000

	Year ended December 31, 2006
	Non-GAAP Estimate	Adjustments (a)		GAAP Estimate

Triage BNP product sales	$196,500	—		$196,500
Total product sales	$303,000	—		$303,000

Total revenues	$308,000	—		$308,000

International sales % of total sales	15.0%	—		15.0%

Gross margin on product sales	70.0%	(1.0	)%(b)	69.0%

Operating expenses (excl. Cost of sales) % of revenues	42.0%	7.0	% (b)	49.0%

Operating income as % of total revenues	28.5%	(8.0	)%(b)	20.5%

Diluted earnings per share	$3.19	$(1.01	) (b)	$2.18

Income tax rate	37.5%	3.5	% (b)	41.0%

Cash flow from operations	$80,000	—		$80,000

	Year ended December 31, 2007
	Non-GAAP Estimate	Adjustments (a)	GAAP Estimate

Total revenues	$326,000	—	$326,000

(a) These adjustments reconcile the Company’s non-GAAP financial guidance to its GAAP financial guidance for the next quarter and full year 2006 and the full year 2007. See the section entitled “About Non-GAAP Financial Measures” above.

(b) Reflects the estimated non-cash compensation expense attributable to stock-based compensation awards including stock options and employee stock purchase plan shares and their estimated impact on income taxes and diluted shares used in calculating EPS. This amount reflects the total estimated expense from the application of FAS 123R, which the Company adopted in the first quarter of 2006.